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EXHIBIT 99.1


FOR IMMEDIATE RELEASE
TUESDAY, JULY 18, 2000
                                       Contact:        Mark Perlman
                                                       The Weiser Group
                                                       312/368-6732
                                                       mperlman@weisergroup.com

ANICOM ANNOUNCES INVESTIGATION OF CERTAIN ACCOUNTING MATTERS


ROSEMONT, ILL., July 18, 2000 - Anicom, Inc. (Nasdaq: ANIC), today announced that it is investigating certain accounting matters, including possible accounting irregularities, which, if confirmed, could result in revision of previously issued financial statements. In addition, the Company said it expects to take a charge for its just-concluded six-month transition period, ended June 30, 2000.

The Company has not yet determined the extent of the revisions and the charges, nor the allocation of these amounts to prior fiscal periods. However, Anicom believes that the total effect of these non-cash revisions and charges could be as much as $35 million on a pre-tax basis. In 1999, Anicom reported revenues of $537 million and a pre-tax loss of $16.3 million.

The Company announced that its President/CEO and CFO have taken administrative leave, with pay, pending completion of the investigation. At a special meeting held on July 17, 2000, the Board of Directors of Anicom appointed the Company's chairman, Thomas J. Reiman, as interim President and Chief Executive Officer, and its Vice President of Finance, Daniel Distel, as interim Chief Financial Officer. The Company also has informed its lenders of the investigation.


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"The Board of Directors of Anicom views this matter with the highest degree of concern. We have assembled an experienced team of internal and external auditors, accountants and lawyers to investigate this matter with the full cooperation and support of the Board of Directors and the senior management team. We are committed to the credibility of our financial statements and to maintaining strong relationships with our customers, vendors and associates, which have been a hallmark of our company. We will gather the facts as quickly as possible. Once all facts have been gathered, we will take prompt, remedial action to resolve any irregularities. Our shareholders should be assured that we plan to take all necessary steps to protect our franchise," said Reiman.

Until its investigation is concluded, the company said the 1998 and 1999 financial statements should not be relied upon and that it does not intend to comment further on this matter.

Anicom, Inc. (Nasdaq: ANIC) is a distribution specialist of multimedia technology throughout North America. Headquartered in Rosemont, Illinois, Anicom provides products that "interconnect the InternetSM" and is a leading participant in commercial and public sector efforts to build digital communication infrastructure.

In compliance with the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, the company notes the statements contained in this press release that are not historical facts may be forward-looking statements that are subject to a variety of risks and uncertainties more fully described in Anicom's filings with the Securities and Exchange Commission including, without limitation, those described under "Factors That Could Affect Our Operations" in Anicom's Annual Report on Form 10-K for the year ended December 31, 1999. Anicom wishes to caution readers of this press release that these risks and uncertainties could cause Anicom's actual results in 2000 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Anicom. These risks and uncertainties include, without limitation, general economic and business conditions affecting the industries of Anicom's customers in existing and new geographical markets, competition from national and regional distributors, the availability of sufficient capital, Anicom's ability to timely implement its centralized distribution centers, the timing of customer projects, Anicom's ability to identify the right product mix and to maintain sufficient inventory to meet customer demand and Anicom's ability to operate effectively in geographical areas in which it has no prior experience. The words "will," "believe," "plan" and words of similar effect used in this press release as they relate to Anicom or its management are generally intended to identify such forward-looking statements.

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